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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13  OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
________________________
Date of Report (Date of earliest event reported) July 24,2007
(July 23, 2007)

ASIA AUTOMOTIVE ACQUISITION CORPPORATION
(Exact Name of Each Registrant as Specified in its Charter)


DELAWARE            333-127755          20-3022522

(State or other     (Commission File    (I.R.S. Employer
jurisdiction of     Number)             Identification
Incorporation or                        Number)
organization)


199 PIERCE STREET, SUITE 202 BIRMINGHAM, MICHIGAN 48009
(Address of principal executive offices)

(248) 593-8330
(Registrant's telephone number, including area code)

________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 { } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 { } Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 { } Pre-commencement communications pursuant to Rule 14d-
     2(b) under the Exchange  Act (17 CFR 240.14d-2(b))

 { } Pre-commencement communications pursuant to Rule 13e-
     4(c) under the Exchange Act (17 CFR 240.13e-4(c))
-----------------------------------------------------------


Item 1.01 Entry into a Material Definitive Agreement On
July 24, 2007

On July 19, 2007, at a meeting of the Board of Directors of Asia Automotive Acquisition Corporation (the "Company") at which a quorum was present, legal counsel for Hunan
TX Enterprise Co Ltd. ("TX") informed the Board that registration of TX has been completed with the local Chinese government authorities, permitting the execution of the Equity Acquisition Agreement. The Board now deems it appropriate to make a public announcement by the filing by the filing of this Form 8K.

The Company, which shall be renamed TX International ("TI") and redomesticated as a British Virgin Islands Company, entered into an Equity Acquisition Agreement with Hunan TX
Enterprise Co Ltd., TX pursuant to which TX would merge with TI resulting in TX becoming a wholly owned subsidiary of the Company. At the closing of the merger, the stockholders of TX will receive $13.0 million in cash.
Additionally, the Company and TX anticipate executing a Key
Employee Employment Agreement and Performance Earn-Out
Agreement which will provide for certain retention and incentive bonuses.


The closing of the merger is subject to certain conditions, including the approval of the transaction by the majority of the Company's stockholders and that fewer than 20% of the Company's stockholders exercise their right to redeem their shares of common stock for cash.

For other information regarding the acquisition, see a copy of the Equity Acquisition Agreement attached hereto and incorporated herein by reference.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of the Company's stockholders to be held to approve the merger. The Company's stockholders are advised to read, when available, the Company's definitive proxy statement in connection with the Company's solicitation of proxies for the special meeting because it will contain important information not contained in this Current Report on Form 8-K. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed merger. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to:
Asia Automotive Acquisition Corporation, 199 Pierce Street,
Suite 202 Concord Plaza, Suite 700, Birmingham, MI,
48009 78216, Attn: David J. Brophy, The proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site
(http://www.sec.gov).

Exhibit No. Description

10.1 Equity Acquisition Agreement by and among Asia
Automotive Acquisition Corporation, and Hunan TX Enterprise
Co Ltd.

99.1 Press Release dated July 24, 2007

SIGNATURES Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99.1 Press Release dated July 24, 2007


Date: July 24, 2007

ASIA AUTOMOTIVE ACQUISITION CORPORATION

By: /s/ William R. Herren

---------------------------------------
William R. Herren
Chairman


By: /s/ Rudy Wilson

---------------------------------------
Rudy Wilson
Chief Executive Officer


EXHIBIT INDEX

Exhibit No. Description

10.1 Equity Acquisition Agreement by and among Asia
Automotive Acquisition Corporation and Hunan TX Enterprise
Co. Ltd.

99.1 Press Release dated July 24, 2007





EQUITY ACQUISITION AGREEMENT

THIS EQUITY ACQUISTION AGREEMENT (the "Agreement"), dated
July 24, 2007, among ASIA AUTOMOTIVE ACQUISITION
CORPORATION (a corporation registered in the United States of America, hereinafter referred to as "AAAC"), and HUNAN
TX China ENTERPRISE CO., LTD., (a limited liability company registered in PRC, hereinafter referred to as "TX") and the individuals listed on Schedule A hereto (collectively, the "TX China Shareholders"); and each of AAAC, TX China and the TX China Shareholders are referred to herein individually as a "Party" and collectively as the "Parties."

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in ARTICLE
10 hereof.

RECITALS

WHEREAS, TX China, together with the companies to be wholly owned subsidiaries of TX China as listed on Schedule
B hereto (the "TX China Subsidiaries"), own and operate their auto parts manufacturing business in the PRC; and

WHEREAS, the TX China Shareholders are the direct and beneficial owners of all of the stock equity of TX China
(the "TX China Equity"); and

WHEREAS, subject to the terms and conditions of this Agreement, AAAC, at the Closing, shall acquire all of the TX China Equity from the TX China Shareholders (the "TX
China Acquisition"), representing 100% equity interest in TX China. After the TX China Acquisition the Company which shall be renamed Tongxin International ("TI") and redomesticated as a British Virgin Islands Company.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE  1

THE TX CHINA ACQUISITION

Section 1.01 Purchase and Sale.

Upon the terms and subject to the conditions hereof, at the Closing (as defined in Section 2.01), the TX China
Shareholders shall sell, transfer, assign and convey to AAAC, and AAAC shall purchase from the TX China
Shareholders, the TX China Equity representing all of the registered capital of TX China and all of the right, title and interest of the TX China Shareholders in and to the TX
China Equity.

Section 1.02 Purchase Price.

AAAC shall pay the total amount of US$13,000,000 dollars, or the equivalent RMB (based on the US$/RMB exchange rate on the Closing Date), by cash to TX China Shareholders on the Closing Date (as defined in Section 2.01).

Section 1.03 Payment of Purchase Price

AAAC shall deliver to TX China certified funds payable to TX China Shareholders the purchase price under Section 1.02 on the Closing Date (as defined in Section 2.01).


ARTICLE 2

THE CLOSING

Section 2.01 The Closing.

Subject to the terms and conditions of this Agreement, the consummation of the TX China Acquisition and the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at [9 a.m.], local time, on the [third ] Business Day after the date on which the last of the conditions to Closing set forth in
Article 8 is fulfilled, at the Beijing Office of King &
Wood PRC Lawyers or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing
Date."

Section 2.02 Deliveries.

(a) TX China Shareholders.  At the Closing, each TX China
Shareholder will assign and transfer to AAAC all of such TX
China Shareholder's right, title and interest in and to his, her or its respective portion of the TX China Equity by delivering to AAAC the certificates representing such TX
China Equity, free and clear of all liens.

(b) AAAC.  At the Closing, AAAC shall deliver to TX China
(i) the Purchase price (as evidenced by a copy of the wire instructions to the Designated Account), representing the Purchase Price to which each of the TX China Shareholders is entitled pursuant to Section 1.02 and (ii) the certificates, opinions and other agreements and instruments contemplated by Article 8 hereof and the other provisions of this Agreement.

Section 2.03 Additional Documents.

At the Closing, the following documents (collectively, the "Transaction Documents") will have been executed, delivered or otherwise effectuated:

(a) Certificate of Incorporation of TX International
Limited;

(b) Memorandum and Articles of Tongxin International Limited, as mutually agreed by AAAC and TX China; and

(c) Written approval on the TX China Acquisition by authorized municipal bureau of commerce of the PRC.

Section 2.04 Further Assurances.

Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF TX CHINA AND THE TX CHINA
SHAREHOLDERS

Subject to the exceptions set forth in the Disclosure
Schedule, TX China and the TX China Shareholders represent and warrant to AAAC as of the date hereof and as of the Closing as follows:

Section 3.01 The TX China Equity.

(a) Ownership.  Each TX China Shareholder has exclusive
legal right and title to the TX China Equity, free from all
Security Interest, such as liens, charges and other
encumbrances, and all claims of any creditor.   Such TX
China Equity constitutes all of the registered capital of TX China.

(b) Capitalization. The registered capital of TX China is set forth in 3.01(b) of the Disclosure Schedule. All the registered capital of TX China has been duly paid in full and is non accessible.

Section 3.02 Organization of TX China.

TX China is a limited liability company duly organized, validly existing and in good standing under the law of the PRC. TX China has the full power and right to conduct its business in accordance with its business license, articles of association or similar organizational documents.

Section 3.03 TX China Subsidiaries.

(a) Ownership. Except as otherwise disclosed in Section
3.03 of the Disclosure Schedule, TX China shall be the only registered and beneficial owner of all of the equity interests of each TX China Subsidiary free from all security interest, such as liens, charges and other encumbrances, and all claims of any creditor.

(b) Capitalization. The registered capital of each TX China
Subsidiary is set forth in Section 3.03 (b) of the Disclosure Schedule. All the registered capital of each TX
China Subsidiary has been duly paid in full.

(c) Organization of TX China Subsidiaries. Section 3.03 of the Disclosure Schedule sets forth the name, the registered address, the legal representative, the date of establishment, the valid duration and the registered capital of such TX China Subsidiary. Each such TX China
Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the PRC. Each TX
China Subsidiary has the full power and right to conduct its business in accordance with its business license, articles of association or similar organizational documents.

Section 3.04 Reorganization.

The reorganization of TX China and the TX China
Subsidiaries described in the Memorandum of Reorganization attached hereto as Schedule F (the "Reorganization") has been initiated. All required third party consents in connection with the Reorganization have been duly obtained and are in full force and effect. There is no litigation pending or threatened against TX China or any of the TX
China Subsidiaries in connection with or as a result of the Reorganization.

Section 3.05 Authority and Corporate Action; No Conflict.

(a) Each of TX China and the TX China Shareholders has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
All action, corporate and otherwise, necessary to be taken by TX China and TX China Shareholders to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this agreement has been duly and validly taken. This Agreement has been duly executed and delivered by TX China and each TX China Shareholder and constitutes the valid, binding, and enforceable obligation of TX China and each TX China Shareholder, enforceable in accordance with its terms.

(b) Neither the execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by TX
China or each TX China Shareholder nor the consummation of the transactions contemplated hereby will (i) conflict with the Articles of Association of TX China or any applicable law, regulation, order, judgment or decree or (ii) result in a breach or violation of or constitute a default under any instrument, contract or other agreement to which TX
China or an TX China Shareholder is a party or by which it is subject or bound.

Section 3.06  No Undisclosed Major Liabilities.

Except as otherwise disclosed in Section 3.06 of the Disclosure Schedule, neither TX China nor any TX China
Subsidiary has any Major Liabilities in excess of RMB
1,000,000 (inclusive of RMB 1,000,000) ("Major
Liabilities").

Section 3.07 Real Property.

Section 3.07 of the Disclosure Schedule contains a list and description of (a) all real properties with respect to which TX China or any TX China Subsidiary holds valid land use rights as well as other real estate that is in the possession of or leased by TX China or any TX China
Subsidiary and the improvements (including buildings and other structures) located on such real estate
(collectively, the "Real Property"), and (b) any leases under which such Real Property is possessed (the "Real
Estate Leases").

Section 3.08 Intellectual Property.

Section 3.08 of the Disclosure Schedule contains a list all Intellectual Property owned by or licensed to TX China and TX China Subsidiaries. Except as set forth in Section 3.08 of the Disclosure Schedule, TX China and TX China
Subsidiaries are the legitimate owners or licensees of the Intellectual Property, free of any Security Interest.
Neither the Intellectual Property nor the use thereof by TX
China and TX China subsidiaries infringes on any other person's legitimate interests.

Section 3.09 Title and Condition to Assets.

Each of TX China and the TX China Subsidiaries has good and marketable title to all the assets owned by it. Except as set forth in Section 3.09 of the Disclosure Schedule, none of their Major Assets is subject to any Security Interest, option to purchase or lease, restriction, or imperfection of title or material adverse claim.

Section 3.10 Compliance with Law.

The business has been conducted, and is now being conducted, by TX China and TX China Subsidiaries in compliance in all material respects with all applicable
Laws. None of TX, the TX China Subsidiaries and their respective officers, directors and employees is, and during the past three (3) years was in any material aspect in violation of all such applicable Laws with respect to the conduct of the Business.

Section 3.11 Disclosure.

No representation or warranty by TX China or each TX China
Shareholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to AAAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF AAAC
AAAC represents and warrants to TX China and each TX China
Shareholder as of the date hereof and as of the Closing as follows:

Section 4.01 Organization.

AAAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, US,which shall redomesticate as a corporation subject to shareholder approval, duly organized, validly existing and in good standing under the laws of the British Virgin
Islands.

Section 4.02 Authority and Corporate Action; No Conflict.

(a) AAAC has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All action, corporate and otherwise, necessary to be taken by AAAC to authorize the execution, delivery and performance of this Agreement, the Transaction
Documents and all other agreements delivered in connection with this agreement has been duly and validly taken. This
Agreement has been duly executed and delivered by AAAC and constitutes the valid, binding, and enforceable obligation of AAAC, enforceable in accordance with its terms.

(b) Neither the execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by nor the consummation of the transactions contemplated hereby will (i) conflict with the Articles of Association of AAAC or any applicable law, regulation, order, judgment or decree or (ii) result in a breach or violation of or constitute a default under any instrument, contract or other agreement to which AAAC is a party or by which it is subject or bound.

Section 4.03 SEC Reports.

(a) AAAC has delivered to TX China or there have been available by public means (i) AAAC's prospectus, dated
April 11, 2006, relating to AAAC's initial public offering, and (ii) all other reports filed by AAAC under the Securities Act and the Exchange Act (all of such materials, together with any amendments thereto and documents incorporated by reference therein, are referred to herein as the "SEC Reports").

(b) As of its filing date or, if applicable, its effective date, each SEC Report complied in all respects with the requirements of the Laws applicable to AAAC for such SEC
Report, including the Securities Act and the Exchange Act.

(c) Each SEC Report as of its filing date and the prospectus referred to in Section 4.03(a), as of its effective date, did not contain any untrue statement of facts or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
AAAC has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Closing Date and has otherwise complied with all requirements of the Securities Act and the Exchange Act.

Section 4.04 Compliance with Law.

The business of AAAC has been conducted, and is now being conducted, in compliance with all applicable Laws. AAAC and its officers, directors and employees are not, and during the periods of AAAC's existence were not, in violation of, or not in compliance with all such applicable Laws with any material aspect with respect to the conduct of the businesses of AAAC.

Section 4.05 Disclosure.

No representation or warranty by AAAC contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to TX China or the TX China Shareholders pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

ARTCLE 5

COVENANTS OF TX CHINA AND THE TX CHINA SHAREHOLDERS

Section 5.01 Conduct of the Business.

TX China and each TX China Stockholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise required as set forth in this Agreement or with the prior written consent of AAAC , they shall use their best efforts to cause each TX China Subsidiary to:

(a) conduct the business in the ordinary course and in a manner consistent with the current practice of the Business, to preserve substantially intact the business organization of TX China and each TX China Subsidiary, to keep available the services of the current employees of TX
China and each TX China Subsidiary, to preserve the current relationships of TX China and each TX China Subsidiary with customers and other persons with which TX China and each TX
China Subsidiary has significant business relations and to comply with all material respects of Laws;

(b) not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the TX China Equity or any equity interest of any TX China Subsidiary, or enter into any discussions or negotiations with any other party to do so;

(c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any assets of TX China or any TX China
Subsidiary, other than consistent with past practices and in the ordinary course of business of TX China or any concerned TX China Subsidiary or enter into any discussions or negotiations with any other party to do so; and

(d) not merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person; and

Section 5.02 Fulfillment of Conditions.

From the date hereof to the Closing Date, TX China and the TX China shareholders shall use its best efforts to fulfill the conditions specified in Article 8 to the extent that the fulfillment of such conditions is within its control.
The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their best efforts to conduct the business in such manner that on the Closing
Date the representations and warranties of TX China and each TX China Shareholder contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

Section 5.03 Disclosure of Certain Matters.

From the date hereof through the Closing Date, TX China and each TX China Shareholder shall give AAAC prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of TX China and each TX China shareholder contained herein to be inaccurate or otherwise misleading, (c) gives AAAC any reason to believe that any of the conditions set forth in
Article 8 will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of TX China or TX
China Subsidiary, or (e) would require any amendment or supplement to the Proxy Statement.

Section 5.04 Regulatory and Other Authorizations; Notices and Consents.

(a) TX China and each TX China Shareholder shall use their best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with AAAC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) TX China and each TX China Shareholder shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as AAAC may in reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

Section 5.05 Employment Agreements.

(a) Each of the Managers of TX China and the TX China
Subsidiaries shall have entered into a management employment agreement (the "Management Employment
Agreement") in form of Schedule F with TX China or the relevant TX China Subsidiary, as the case may be. These agreements generally are to provide employment terms of 5 years include Intellectual Property assignment and non-competition provisions for not less than 3 years after termination of employment; and

(b) Each of all other employees of TX China and the TX
China Subsidiaries shall have entered into labor contract
(the "Labor Contract") with TX China or the relevant TX
China Subsidiary, as the case may be, in the standard form designated by the relevant Government Authority in the locality where such employee is employed. Such these standard forms are attached to this Agreement as Schedule
G.

ARTICLE 6

COVENANTS OF AAAC

Section 6.01 Conduct of the Business.

AAAC covenants and agrees that, from the date hereof through the Closing Date, unless otherwise set forth in this Agreement or with the prior written consent of TX, it shall:

(a) not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the capital securities of AAAC;

(b) not pledge, sell, lease, transfer, dispose of or otherwise encumber any assets of AAAC ;

(c) except for the purposes as set forth in this Agreement, not issue any share capital of AAAC or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of AAAC or any options therefor or any securities convertible into or exchangeable for share capital of AAAC or enter into any agreements in respect of the ownership or control of such share capital; provided that such restriction shall not apply if the ultimate beneficiaries of such issuance are employees, officers, directors or consultants of AAAC at that time;

(d) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding AAAC Ordinary Shares or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of AAAC;

(e) not merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person; and

(f) not make any material capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

(g) Each stock (including stocks obtained after the exercise of option and warrant) owned by the shareholders of TX International shall have one voting right after the Closing.


Section 6.02 14A Proxy Statement Filing

AAAC shall use its commercially reasonable efforts to file a Schedule 14(a) Proxy Statement with the SEC within one month after the completion by TX China of an US GAAP audit.
Subsequent to a final review by the SEC, AAAC shall call a Special Meeting of its Shareholders as governed in Section
6.03 below.

Section 6.03 AAAC Special Shareholders' Meeting.

AAAC shall cause a meeting of its shareholders (the "AAAC
Special Shareholders' Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of, among others, this Agreement and the Memorandum and Articles as required by the Current
Articles. The directors of AAAC shall recommend to its shareholders that they vote in favor of the adoption of such matters. In connection with such meeting, AAAC (a) will file with the U.S. Securities and Exchange Commission
(the "SEC") as promptly as practicable a proxy statement meeting the requirements of the Exchange Act (the "Proxy
Statement") and all other proxy materials for such meeting,
(b) upon receipt of approval from the SEC, will mail to its shareholders the Proxy Statement and other proxy materials,
(c) will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby, and (d) will otherwise comply with all legal requirements applicable to such meeting.

Section 6.04 Fulfillment of Conditions.

From the date hereof to the Closing Date, AAAC shall use its best efforts to fulfill the conditions specified in
Article 8 to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions.

Section 6.05 Disclosure of Certain Matters.

From the date hereof through the Closing Date, AAAC shall give TX China and the TX China Shareholders prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of AAAC contained herein to be inaccurate or otherwise misleading,
(c) gives AAAC any reason to believe that any of the conditions set forth in Article 8 will not be satisfied,
(d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of AAAC or (e) would require any amendment or supplement to the Proxy Statement.

Section 6.06 Regulatory and Other Authorizations; Notices and Consents.

(a) AAAC shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with TX China or TX China Shareholders in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) AAAC shall give promptly such notices to third parties and use its best efforts to obtain such third party consents and estoppel certificates as TX China or TX China
Shareholders may in their reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

Section 6.07 Key Employee Employment Agreement

AAAC shall execute certain Key Employee Employment
Agreements with certain Executives and Key Employees by issuing stock of AAAC according to its compensation plan, incentive plan, and stock option (warrant) plan, as AAAC considers necessary.

Section 6.08 Future Incentive Plan.

At the first board meeting of TX International, the Board will discuss and decide upon an incentive plan with certain Executives and Key Employees to urge TX China to achieve a predetermined level of net income for fiscal years 2008 and 2009.

Section 6.09 Survival of Representations and Warranties.

The representations and warranties of AAAC set forth in this Agreement shall survive the Closing.

ARTICLE 7

ADDITIONAL AGREEMENTS AND COVENANTS OF THE PARTIES

Section 7.01 Change of Name.

Upon the Closing, the name of AAAC shall be changed to a name mutually agreed by the Parties, which shall include the name "Tongxin".

Section 7.02 Other Information.

If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of TX China, it is necessary that any Party be furnished with additional information relating to TX China or the Business, and such information is in the possession of any other Party or Parties, such Party may request such other Party or Parties to, and such other Party or Parties hereby agree to use its or their best efforts to, furnish such information in a timely manner to the requesting
Party, at the cost and expense of the requesting Party.

Section 7.03 Mail Received After Closing.

(a) If AAAC or TX China receives after the Closing any mail or other communications addressed to any TX China Shareholder, AAAC shall promptly notify the TX China Shareholders.

(b) If any TX China Shareholder receives after the
Closing Date mail or other communications addressed to them which relate to TX China or the TX China
Subsidiaries, they shall promptly deliver or cause to be delivered all such mail and the contents thereof to AAAC, and TX China.

Section 7.04 Further Action.

Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 7.05 Schedules.

The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

Section 7.06 Execution of Agreements.

On or before the Closing Date, AAAC, TX China and each TX
China Shareholder shall execute and deliver each Transaction Document to which it is a party.

Section 7.07 Confidentiality.

TX China and each TX China Shareholder, on the one hand, and AAAC a, on the other hand, on and before the Closing
Date, shall hold and shall cause their respective
Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other Party furnished it by such other Party or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished,
(b) in the public domain through no fault of such Party or
(c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its Representatives in connection with this Agreement. Each
Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

Section 7.08 Public Announcements.

From the date of this Agreement until Closing or termination, AAAC, TX China and each TX China Shareholder shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of AAAC (in the case of TX China and each TX China Shareholder) or TX
China (in the case of AAAC), except as required by Law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each
Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Parties and disclose only such information as is legally compelled to be disclosed.
This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

Section 7.09 Board of Directors and Executive Officers of
TX China.

TX International shall appoint Mr. Duanxiang Zhang, Mr.
Weiwu Peng, and Mr. Wenming Luo to serve as the Chairman of the board, CEO, and CFO of TX China respectively in responsible for the overall operation of TX, a wholly owned subsidiary of TX International, for a term of at least three (3) years. Subject to the approval of TX
International's Board, TX International shall further undertake that the above officers shall not be removed, unless for the causes of material illegal activities and misconduct, from the positions of TX.

Section 7.10 Board of Directors of TX International.

(a) From Closing through a period of two (2) calendar years
("Initial Board") the board of TX International will be comprised of 9 directors with the following composition:
Four (4) directors appointed by TX China including two (2) independent directors; Five (5) directors appointed by AAAC including Mr. Herren (Chairman), Mr.Wilson and three (3) independent directors.

(b) Following the Initial Board period, the board of TX
International will be comprised of 7 directors. TX International shall appoint Four (4) directors nominated by TX China including two (2) independent directors; and Three (3) directors nominated by AAAC's former shareholders, including two (2) independent directors.


Section 7.11 Corporate Governance Practice.

(a) Each of the Parties hereby agrees and undertakes that, following the Closing, it or he or she (as the case may be) shall fully comply with, and shall cause to be complied with, all of the corporate governance policies, procedures, rules and requirements of AAAC adopted or to be adopted from time to time by the Board (collectively, the "Corporate Governance Rules"), including but not limited to those set forth in Schedule H attached hereto.

(b) After the Closing Date, AAAC agrees not to sign a letter of intent, or other agreement with any third Person regarding a sale of the shares, assets or other interest in such Person or a business combination with such third Person.

(c) AAAC agrees and undertakes that the capital of AAAC shall only be applied for the purpose of TX China's business development after the TX China Acquisition.


Section 7.12 Future Transaction

TX China will cause Changsha Meihua Automobile Company to form a 50%/50% joint venture with TX International in China.


ARTICLE 8

CONDITIONS TO CLOSING

Section 8.01 Conditions to Each Party's Obligations.

The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions.

(a) Permits of PRC Government Authorities. All the required Permits of the relevant PRC government authorities in connection with the TX China Acquisition shall have been duly obtained.

(b) Approval by AAAC's Shareholders. This Agreement and the transactions contemplated hereby shall have been approved by a majority-in-interest of the shareholders of AAAC in accordance with AAAC's Articles of Association and the aggregate number of AAAC Ordinary Shares held by public shareholders of AAAC who exercise their redemption rights with respect to their AAAC Ordinary Share in accordance with the Articles of Association shall not constitute twenty percent (20%) or more of the AAAC Ordinary Shares sold in AAAC's Public Offering. It is being expressly understood by and among the Parties hereto, that the transactions contemplated by this agreement are subject and contingent upon the approval of the shareholders of AAAC.
In the event the majority of the shareholders of AAAC fail to ratify and confirm the transactions contemplated by this agreement, this agreement shall become null and void with no liability to either party.

(c) Memorandum and Articles of TX International.  The
Memorandum and Articles of TX International shall have taken effect on the Closing Date.

(d) Transaction Documents. Each of the Transaction
Documents shall have been executed and delivered to each relevant Party.

Section 8.02 Conditions to Obligations of TX China and the
TX China Shareholders.

The obligations of TX China and each TX China Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a) Deliveries.  shall have made the payments specified in
Section 1.02 of this Agreement and the TX China
Shareholders shall have received such documents, certificates and instruments as may be reasonably requested by TX China and TX China Shareholders.

(b) Regulatory Approvals. Any Governmental Authority whose approval or consent is required shall have approved of the transactions contemplated by this Agreement. The registrations, filings and updates with any government authorities as required in connection with the transactions contemplated by this Agreement, shall have been duly completed;

(c) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by AAAC a in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by AAAC as of the Closing, shall have been delivered to TX China and the TX China
Shareholders.

Section 8.03 Conditions to Obligations of AAAC.

The obligations of AAAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a) Deliveries. The TX China Shareholders shall have delivered to AAAC the TX China Stocks and AAAC shall have received the same and such other documents, certificates and instruments as may be reasonably requested by AAAC;

(b) Regulatory Approvals. Any governmental authority whose approval or consent is required shall have approved of the transactions contemplated by this Agreement. The registrations, filings and updates with any government authorities as required in connection with the transactions contemplated by this Agreement, shall have been duly completed;

(c) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by TX China and each TX China
Shareholder in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by TX China and each TX China Shareholder, as appropriate, as of the Closing, shall have been delivered to AAAC.


ARTICLE 9  TERMINATION AND ABANDONMENT

Section 9.01 Methods of Termination.

The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the
Closing:

(a) by mutual written consent of the Parties;

(b) by either AAAC or TX, if the Closing has not occurred by November 15, 2007 (or such other date as may be extended from time to time by written agreement of the Parties);
provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;

(c) by TX China or AAAC (i) if there has been a breach of any of its covenants in this Agreement or (ii) if the representations and warranties of AAAC contained in this Agreement shall not be true and correct in material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, AAAC has not cured such breach within ten (10) Business Days of TX's notice of an intent to terminate;

(d) by TX China, if the Board (or any committee thereof) at the time of the signing of this Agreement shall have failed to recommend or withdrawn or modified in a manner adverse to TX China its approval or recommendation of this Agreement and any of the transactions contemplated hereby;

(e) by either AAAC or TX, if, at the AAAC Shareholders'
Meeting (including any adjournments thereof), this Agreement and the transactions contemplated hereby shall fail to be approved and adopted by the affirmative vote of the holders of AAAC Ordinary Shares required under its Articles of Association, and the aggregate number of AAAC
Ordinary Shares held by public shareholders of AAAC who exercise their redemption rights with respect to their AAAC
Ordinary Shares in accordance with the Articles of Association constitutes twenty percent (20%) or more of the AAAC Ordinary Shares sold in AAAC's Public Offering.

Section 9.02 Effect of Termination.

In the event of termination and abandonment by AAAC or by TX China, or both, pursuant to Section 9.01 hereof, written notice thereof shall forthwith be given to the other Party, and except as otherwise provided in this Agreement or pursuant to relevant Laws, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto.

ARTICLE 10

DEFINITIONS

Section 10.01 Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

"AAAC Ordinary Shares" shall mean ordinary shares of AAAC, par value US $0.001 per share.

"AAAC's Public Offering" shall mean the initial public offering of AAAC completed on April 18, 2006, in which AAAC sold 5,031,250 units at a price of US$8.00 per unit. Each unit consists of one (1) AAAC Ordinary Share and one (1) warrant.

"Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning twenty percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

"Board" shall mean the board of directors of AAAC (or
TX International after the TX Acquisition).

"Business Day" shall mean a day of the year on which banks are not required or authorized to be closed in the City of New York, Hong Kong and the PRC.

"Certificate of Incorporation" shall mean the Certificate of Incorporation of TX International in the form of Schedule C attached hereto.

"Disclosure Schedule" shall mean the Disclosure
Schedule attached hereto as Schedule D, dated as of the date hereof, delivered to the Purchaser by the Seller
Parties in connection with this Agreement.

"Exchange Act" shall mean the U.S. Securities Exchange
Act of 1934, as amended.

"Executives and Key Employees" shall mean the senior officers and employees of TX International at various posts, including but not limited to chief executive officer, chief operating officer, chief engineer, financial controller, plant manger, who play critical role to TX
International's business.

"Governmental Authority" shall mean any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

"TX China" shall mean Hunan TX Enterprise Co., Ltd.

"Intellectual Property" shall mean patents, copyrights, trademarks and service marks, exclusive of know-how, trade secrete, and confidential and proprietary processes and technology.

"Laws" shall mean all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees and awards of the PRC, USA or other applicable jurisdictions.

"Liabilities" of any Person shall mean all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables, installment payments or accruals incurred in the ordinary course of business), (iv) under capital leases, or (v)in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

"Major Assets" shall mean any tangible and intangible assets owned by TX China or TX China subsidiaries worth RMB 1,000,000 or more.

"Memorandum and Articles" shall mean the Memorandum and Articles of Assorciation of TX International Mutually agreed by AAAC and TX China.

"Permits" shall mean all governmental registrations, licenses, permits, authorizations and approvals.

"Person" shall mean an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

"PRC" shall mean the People's Republic of China, for the purposes of this Agreement, excluding the Hong Kong Special
Administrative Region and the Macao Special Administrative
Region and Taiwan.

"Representatives" of either Party shall mean such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

"RMB" shall mean the official currency of the PRC.

"Securities Act" shall mean the US Securities Act of
1933, as amended.

"Security Interest" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any condition sale Contract, title retention Contract or other
Contract to give any of the foregoing.

"Tax" or "Taxes" shall mean all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

"TX International" shall mean TX International Ltd., the successor of AAAC after TX China Acquisition.

"TX China's Auditors" shall mean Lehman Brown CPA
Limited

"US" or "United States" shall mean the United States of America.

"US$" shall mean the official currency of the United
States.

"US GAAP" shall mean generally accepted accounting principles, consistently applied in the United States.


ARTICLE 11

GENERAL PROVISIONS

Section 11.01 Expenses.

Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. TX China and AAAC shall each share 50% of the cost for hiring a chief financial officer before the Closing.

TX China shall pay all the cost relating to the auditing.
However, in the event that for any reason that the transactions contemplated hereby could not be completed, TX
China shall pay 75% of the cost of the auditing and AAAC shall pay 25% of the auditing, unless the auditor cannot issue a "no reservation" opinion.

Section 11.02 Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

If to TX China and the TX China
Shareholders:

Peng Weiwu
Hunan TX China Enterprise Co Ltd.
Jiangbei Village, Changsha County
Hunan 410135, China
Tel: 86-731-6292058
Fax: 86-731-6290047

With a copy to:
Charles Law
King & Wood
40th Floor, Office Tower A, Beijing Fortune Plaza
7 Dongsanhuan Zhonglu
Chaoyang District
Beijing 100020, China
Tel. 8610-5878-5023
Fax: 8610-5878-5566


If to AAAC:
Rudy Wilson
Asia Automotive Acquisition Corporation
199 Pierce Street, Suite 202
Birmingham, Michigan, 480009, USA
Tel: 1-248-252-4743
Fax: 1-248-203-9950


With a copy to:
Scott M. Norton
Norton & Norton Layers P.C.
199 Pierce Street, Suite 202
Birmingham, Michigan, 480009, USA
Tel: 248-203-9940
Fax: 248-203-9950

Section 11.03 Amendment.

This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

Section 11.04 Waiver.

At any time prior to the Closing, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

Section 11.05 Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.06 Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 11.07 Entire Agreement.

This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between TX China and any TX China Shareholder and AAAC with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 11.08 Successors.

ARTICLE 1 The terms of this Agreement will remain in effect and shall be binding upon the successor of AAAC.
Notwithstanding and subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the AAAC and its legal representatives, successor, and shall not benefit any person or entity other than those enumerated above.

Section 11.09 Arbitration.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the others.

(b) The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Center in accordance with its arbitration rules then in effect. The arbitration proceedings shall be conducted in Chinese.

(c) The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award.

Section 11.10 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China without regard to the conflicts of laws rules and principles thereof.

Section 11.11 Language.

This Agreement is written in English and Chinese languages.
Both versions shall be equally valid and binding.

Section 11.12 Counterparts.

This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.






ASIA AUTOMOTIVE ACQUISITION CORPORATION


Authorized Representative:
Title:
Name:

ASIA AUTOMOTIVE ACQUISITION CORPORATION
Title:
Name:


HUNAN TX ENTERPRISE CO., LTD.
(SEAL)


Legal Representative:
Name: Duanxiang Zhang


TX CHINA

CHINA SHAREHOLDERS IGNATURE

Duanxiang Zhang

Biao Cao

Jianguo Jiang

Dian Luo

Heping Zhang

Weiwu Peng

Zhengming Fei

Huakun Mao

Wenming Luo

Xichun Zhu

Luoxiang Tang

Yiqiang Chen

Wenbo Zhu

Tiejun Zhang

Binlin Tang

Hepin Sheng

Jianbo Zhou

Zhengming Li

Heping Zhang*

Zhongliang Chen

Yougen Peng

Deyun Huang

Hunxun Sheng

Fake Xiong

Jinling Fei

Jianhui Zhang

Donghui Su

Zhengxiang Zhang

Luhui Peng

Junliang Liu

Junwei Zhang

Xinhui Zhang

Zhenyu Liu

Jianjun Jiang

Lijun Hu

Yunjun Pei

Yongdong Peng

Shuwei Chen

Zihuai Peng

Zhonghua Li

Xiaozhi Li

Duyun Zhang

Zhongyi Zhang

Jichun You

Bingxia Peng

Shusheng Luo




SCHEDULE A TX CHINA SHAREHOLDERS

SCHEDULE B TX CHINA SUBSIDIARIES

SCHEDULE C CERTIFICATE OF INCORPORATION OF TX INTERNATIONAL

SCHEDULE D DISCLOSURE SCHEDULE

SCHEDULE E MEMORANDUM OF REORGANIZATION


Prior to the reorganization of TX, TX's ownership structure is as follows:

* TX and TX shareholders jointly own:
  - Hunan TX Ziyang Auto Body Co Ltd.
  - Hunan TX Mould Manufacturing Co Ltd.

* TX shareholders as a group own
  - Zhucheng TX Autobody Co. Ltd.

Upon the reorganization TX and issuance of new business licenses for each of the three subsidiaries the TX ownership structure will be as follows:

* TX 100% wholly owned subsidiaries
  - Hunan TX Ziyang Auto Body Co Ltd.
  - Hunan TX Mould Manufacturing Co Ltd.
  - Zhucheng TX Autobody Co. Ltd.

SCHEDULE F FORM OF MANAGEMENT EMPLOYMENT AGREEMENT

SCHEDULE G LABOR CONTRACT

SCHEDULE H CORPORATE GOVERNANCE RULES



FOR IMMEDIATE RELEASE

ASIA AUTOMOTIVE ACQUISITION CORPORATION ENTERS INTO AN
AGREEMENT TO ACQUIRE HUNAN TX ENTERPRISE CO., LTD.

NEW YORK, July 23, 2007 /PRNewswire-FirstCall/-Asia
Automotive Acquisition Corporation (OTC Bulletin Board:
AAAC- News) announced that it has executed an Equity
Acquisition Agreement  to acquire  Hunan TX Enterprise Co.,
Ltd. ("TX"), an automotive supplier in China for cash.

Based in Changsha, China, TX is the largest independent
Chinese supplier of Engineered Vehicle Body Structures
("EVBS") capable of providing products for both light and commercial vehicles in addition to designing, fabricating and testing dies used to stamp automotive body panels. EVBS consists of exterior body panels including doors, floor pans, hoods, side panels, fenders. TX also manufactures complete cab structures for commercial vehicles. TX's components must meet exacting dimensions for fit and finish before they are assembled and finally painted. These capabilities enable TX to participate effectively in all sectors of the Chinese automotive market including light and commercial vehicles.

The transaction is subject to customary closing conditions, including completion of the US GAAP audit, completion of all necessary documentation, approval of the shareholders of Asia Automotive Acquisition Corporation and the Changsha
Ministry of Commerce.

THE TRANSACTION

The Equity Acquisition Agreement provides for AAAC to be renamed and redomesticated under the laws of the British
Virgin Islands, under the name "TX International". At the time of closing of the Equity Acquisition Agreement, AAAC will merge with and into TX International for the purpose of redomestication out of the United States for greater corporate flexibility to structure the business of TX within China and effect acquisitions and reorganizations under Chinese law. Simultaneously with the redomestication merger, TX International will acquire all of the equity of TX, pursuant to an existing Equity Acquisition Agreement, dated July 21, 2007. Following consummation of the Equity
Acquisition Agreement and the redomestication merger, TX
International will continue as the surviving company.
Pursuant to the redomestication merger, all of the AAAC common stock held by AAAC's stockholders will be converted into common stock in TX International on a one-to-one basis and the outstanding warrants issued by AAAC will be assumed by TX International.

Under the Equity Acquisition Agreement, the TX Stockholders and their designees will be paid an aggregate of $13 million in cash for all the outstanding common stock of TX.
Additionally, AAAC and TX have agreed, pursuant to the Equity Acquisition Agreement, subsequent to the close of the transaction that TX will cause Changsha Meihua
Automobile Company Ltd. ("Meihua") to form a 50%/50% joint venture in China with TX International. Meihua is an original equipment manufacturer ("OEM") of buses for passenger mass transit and tourist applications in China.
The joint venture will provide TX International entrance into the rapidly growing OEM bus segment and also provide for additional revenue opportunities for service parts.

AAAC and TX anticipate executing a Key Employee Employment
Agreement and Performance Earn-Out Agreement which will provide for retention and incentive bonuses pursuant to which it is anticipated that management will be issued 4.5 million shares of AAAC common stock. As a result, the total post-transaction primary shares outstanding will be approximately 10,880,250 and total warrants outstanding will be approximately 5,031,250.

Additionally, the Company intends to grant management an additional 2.0 million shares of AAAC common stock, (on an all-or-none basis), if, on a consolidated basis TX
International generates after-tax profits (excluding transaction and corporate costs) of at least $9.5 million for fiscal year 2007.

The goal is to establish TX International as a leading global company in the rapidly growing automotive supply sector, focusing particularly on acquisition opportunities created by new applications of EVBS, the collision body panel aftermarket and the rapidly growing Chinese customer demand for EVBS.

TX International will offer corporate finance, M&A, global marketing and sales and other support to TX as needed.

About Asia Automotive Acquisition Corporation

Asia Automotive Acquisition Corporation is a blank check company established on April 12, 2006 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with a then unidentified operating business in the Asian automotive component supply industry.

About TX

TX, founded in 1984 by Zhang Duanxiang and Peng Weiwu, and the largest independent supplier EVBS has built a substantial reputation within the Chinese automotive industry with proven management and a successful operating track record. TX will be well positioned to take advantage of the increasing demand for EVBS by the growing Chinese automotive industry.

Safe Harbor. Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as "will," "believe," "expect," "anticipate," "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. Additional information concerning forward-looking statements is contained under the heading of risk factors listed from time to time in the Asia Automotive Acquisition Corporation's filings with the
Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.